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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: January 3, 2003


                         WESTERN UNITED HOLDING COMPANY
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             (Exact name of registrant as specified in its charter)

          Washington                   1-31576                 73-1642091
-------------------------------    ----------------    ----------------------------
(State or other jurisdiction of    (Commission File    (IRS Employer Identification
        incorporation)                  Number)                  Number)

                601 W. 1st Avenue, Spokane, Washington 99201-5015
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (509) 838-2500

                                      None
          ------------------------------------------------------------
          (Former name or former address, if change since last report)



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ITEM 5.  OTHER EVENTS.

         On January 3, 2003, the Registrant completed the initial closing of its public offering of Variable Rate Cumulative Preferred Stock, Series A (the "Preferred Stock") and issued 437,604 shares of Preferred Stock to the public at $25.00 per share, for a total of $10,940,100.

         The Preferred Stock has been approved for listing on the American Stock Exchange, LLC (Amex) under the ticker symbol WUC.pr. The Registrant anticipates the listing becoming effective Wednesday, January 15, 2003.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WESTERN UNITED HOLDING COMPANY

Date: January 14, 2003                   By: /s/ C. Paul Sandifur, Jr.
                                            ------------------------------------
                                            C. Paul Sandifur, Jr.,
                                            President